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                                   EXHIBIT 21


                       QUIXOTE CORPORATION & SUBSIDIARIES
                           SUBSIDIARIES OF THE COMPANY
                               as of June 30, 1995



                                                          Jurisdiction
                                                           Under Which
QUIXOTE CORPORATION (PARENT)                                Organized
- ----------------------------                              -------------

Disc Manufacturing, Inc.                                  Delaware

Energy Absorption Systems, Inc.                           Delaware
 Composite Components, Inc.                               Delaware
 Safe-Hit Corporation                                     Nevada
 Spin-Cast Plastics, Inc.                                 Indiana
 E-Tech Testing Services, Inc.                            Delaware

LaserVideo Acquisition Corporation                        Delaware

Legal Technologies, Inc.                                  Delaware
 Litigation Communications, Inc.                          Delaware
 Stenograph Corporation                                   Delaware
  Discovery Products, Inc.                                Delaware
  Court Technologies, Inc.                                Delaware
  Integrated Information Services, Inc.                   Delaware
  Litigation Sciences, Inc.                               Delaware
  Legal Technologies Limited                              United Kingdom

Myriad Entertainment, Inc.                                Delaware

QualAir Corporation                                       Delaware

Quixote Foreign Sales Corporation                         U.S. Virgin Islands


All of the subsidiaries listed above are wholly-owned by Quixote except as follows:

     Energy Absorption Systems, Inc. is the sole shareholder of Composite Components, Inc., Safe-Hit Corporation and Spin-Cast Plastics, Inc.

     Legal Technologies, Inc. is the sole shareholder of Litigation Communications, Inc. and Stenograph Corporation.

     Stenograph Corporation is the sole shareholder of Discovery Products, Inc., Integrated Information Services, Inc., Legal Technologies Limited, and Litigation Sciences, Inc.

     Discovery Products, Inc. is the sole shareholder of Court Technologies, Inc.

     The Company owns all of the preferred stock of LaserVideo Acquisition Corporation (LVAC) and shares voting power with respect to the outstanding common stock. The preferred stock has voting rights and represents 50% of the voting stock of LVAC.


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